PART I.  FINANCIAL INFORMATION

                            FORT HOWARD CORPORATION

                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                  (Unaudited)


                                   Three Months Ended       Six Months Ended
                                        June 30,                June 30,
                                   ------------------       ----------------
                                    1997        1996        1997        1996
                                    ----        ----        ----        ----
                                      (In thousands, except per share data)

Net sales.......................  $411,415   $402,397     $812,174   $788,144
Cost of sales...................   225,821    243,487      454,861    481,856
                                  --------   --------     --------   --------
Gross income....................   185,594    158,910      357,313    306,288
Selling, general and
  administrative................    31,910     34,211       65,392     67,386
                                  --------   --------     --------   --------
Operating income................   153,684    124,699      291,921    238,902
Interest expense................    57,156     66,201      115,018    136,974
Other expense, net..............       655        475        1,435      1,038
                                  --------   --------     --------   --------
Income before taxes.............    95,873     58,023      175,468    100,890
Income tax expense .............    36,984     21,646       66,832     37,573
                                  --------   --------     --------   --------
Net income before
  extraordinary item............    58,889     36,377      108,636     63,317
Extraordinary item -- loss
  on debt repurchases (net
  of income taxes of $391 and
  $1,258 in 1997 and $2,180
  in 1996)......................      (601)    (3,340)      (1,928)    (3,340)
                                  --------   --------     --------   --------
Net income .....................  $ 58,288   $ 33,037     $106,708   $ 59,977
                                  ========   ========     ========   ========

Net income per share:
  Net income before
    extraordinary item..........  $   0.78   $   0.53     $   1.45   $   0.96
  Extraordinary item............     (0.01)     (0.05)       (0.03)     (0.05)
                                  --------   --------     --------   --------
  Net income....................  $   0.77   $   0.48     $   1.42   $   0.91
                                  ========   ========     ========   ========

Average shares outstanding......    75,215     68,759       74,875     66,066
                                  ========   ========     ========   ========


The accompanying notes are an integral part of these condensed consolidated financial statements.

                            FORT HOWARD CORPORATION

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (Unaudited)
                                                   June 30,    December 31,
                                                     1997          1996
                                                   --------    ------------
Assets                                                 (In thousands)
  Current assets:
    Cash and cash equivalents.................   $    4,107     $      759
    Receivables, less allowances of $3,389 in
      1997 and $3,343 in 1996.................       77,466         63,194
    Inventories...............................      150,061        151,248
    Deferred income taxes.....................       48,000         60,000
    Income taxes receivable...................           --         10,121
                                                 ----------     ----------
      Total current assets....................      279,634        285,322

  Property, plant and equipment...............    2,092,311      2,057,446
    Less:  Accumulated depreciation...........      856,067        809,650
                                                 ----------     ----------
      Net property, plant and equipment.......    1,236,244      1,247,796

  Other assets................................       69,964         82,262
                                                 ----------     ----------
      Total assets............................   $1,585,842     $1,615,380
                                                 ==========     ==========
Liabilities and Shareholders' Deficit
  Current liabilities:
    Accounts payable..........................   $  106,402     $  131,205
    Interest payable..........................       58,015         60,443
    Income taxes payable......................        3,684          7,700
    Other current liabilities.................       80,649        110,357
    Current portion of long-term debt.........        7,015         11,972
                                                 ----------     ----------
      Total current liabilities...............      255,765        321,677

  Long-term debt..............................    2,332,196      2,451,373
  Deferred and other long-term income taxes...      259,561        247,464
  Other liabilities...........................       48,517         49,703

  Shareholders' deficit:
    Common Stock..............................          762            744
    Additional paid-in capital................    1,148,971      1,108,976
    Cumulative translation adjustment.........        2,636          4,717
    Retained deficit..........................   (2,462,566)    (2,569,274)
                                                 ----------     ----------
      Total shareholders' deficit.............   (1,310,197)    (1,454,837)
                                                 ----------     ----------
      Total liabilities and shareholders'
        deficit...............................   $1,585,842     $1,615,380
                                                 ==========     ==========

The accompanying notes are an integral part of these condensed consolidated financial statements.

                           FORT HOWARD CORPORATION

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Unaudited)

                                                       Six Months Ended
                                                           June 30,
                                                      ------------------
                                                      1997          1996
                                                      ----          ----
                                                        (In thousands)

Cash provided from (used for) operations:
  Net income ...................................  $ 106,708      $  59,977
  Depreciation..................................     51,569         50,231
  Non-cash interest expense.....................      7,200          6,645
  Deferred income tax expense...................     22,745         11,975
  Pre-tax loss on debt repurchases..............      3,186          5,519
  Decrease in restricted cash...................     14,916             --
  (Increase) decrease in receivables............    (14,272)        10,639
  Decrease in inventories.......................      1,187         27,453
  Decrease in income taxes receivable...........     10,121             --
  Decrease in accounts payable..................    (24,803)        (8,769)
  Decrease in interest payable..................     (2,428)        (3,391)
  Increase (decrease) in income taxes payable...     (4,016)         1,282
  All other, net................................    (38,069)        (8,891)
                                                  ----------     ---------
    Net cash provided from operations ..........    134,044        152,670

Cash used for investment activity:
  Additions to property, plant and equipment....    (44,403)       (24,384)

Cash provided from (used for) financing
  activities:
  Proceeds from long-term borrowings............     36,300            192
  Repayment of long-term borrowings.............   (159,550)      (332,529)
  Debt issuance costs...........................         --         (1,481)
  Issuance of Common Stock, net of
    offering costs..............................     36,957        205,318
                                                  ----------     ---------
    Net cash used for financing activities......    (86,293)      (128,500)
                                                  ----------     ---------
Increase (decrease) in cash.....................      3,348           (214)

Cash at beginning of period.....................        759            946
                                                  ----------     ---------

  Cash at end of period.........................  $   4,107      $     732
                                                  ==========     =========

Supplemental Cash Flow Disclosures:
  Interest paid.................................  $ 110,208      $ 133,678
  Income taxes paid - net.......................     33,165         22,096


The accompanying notes are an integral part of these condensed consolidated financial statements.

                           FORT HOWARD CORPORATION

             NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (Unaudited)


1.   BASIS OF PRESENTATION

     The condensed consolidated financial statements reflect all adjustments (consisting only of normally recurring accruals) which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. Certain reclassifications have been made to conform prior years' data to the current format. These financial statements should be read in conjunction with the Company's annual report on Form 10-K for the year ended December 31, 1996 and the Company's quarterly report on Form 10-Q for the quarter ended March 31, 1997.

2.   EARNINGS PER SHARE

     Earnings per share is computed on the basis of the weighted average number of common shares outstanding during the periods. The weighted average number of shares outstanding for the three and six month periods ended
June 30, 1997 was 75,215,407 and 74,874,873, respectively. The average number of shares outstanding for the three and six month periods ended June 30, 1996 was 68,759,446 and 66,065,754, respectively. The assumed exercise of all outstanding stock options has been excluded from the computation of earnings per share for the three and six month periods ended June 30, 1997 and 1996 because the result was not material.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS No. 128"). The Company will adopt SFAS No. 128 effective for the year ending December 31, 1997. On a pro forma basis, if the Company had adopted SFAS No. 128 for the three and six months ended June 30, 1997 and 1996, the effect of this accounting change on reported earnings per share ("EPS") would be:

                                  Three Months Ended        Six Months Ended
                                        June 30,                June 30,
                                  ------------------        ----------------
                                    1997       1996          1997      1996
                                    ----       ----          ----      ----
Earnings Per Share:
  BASIC
    Income before extraordinary
      item as reported............ $ 0.78     $ 0.53        $ 1.45    $ 0.96
    Effect of SFAS No. 128........     --         --            --        --
                                   ------     ------        ------    ------
    Basic income before extra-
      ordinary item as restated... $ 0.78     $ 0.53        $ 1.45    $ 0.96
                                   ======     ======        ======    ======

    Net income as reported........ $ 0.77     $ 0.48        $ 1.42    $ 0.91
    Effect of SFAS No. 128........     --         --            --        --
                                   ------     ------        ------    ------
    Basic income as restated...... $ 0.77     $ 0.48        $ 1.42    $ 0.91
                                   ======     ======        ======    ======

                                  Three Months Ended        Six Months Ended
                                        June 30,                June 30,
                                  ------------------        ----------------
                                    1997       1996          1997      1996
                                    ----       ----          ----      ----
  DILUTED
    Diluted income before
      extraordinary item (A)...... $ 0.77     $ 0.52        $ 1.43    $ 0.95
                                   ======     ======        ======    ======
    Diluted income (A)............ $ 0.76     $ 0.48        $ 1.40    $ 0.90
                                   ======     ======        ======    ======

(A) In accordance with the provisions of APB Opinion No. 15, the Company currently does not report fully diluted EPS due to immaterial dilution.

3.   DERIVATIVE FINANCIAL INSTRUMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

     Obligations under the 1995 Bank Credit Agreement and debt of foreign
subsidiaries bear interest at floating rates.   The Company's policy is to
enter into interest rate cap agreements as a hedge to effectively fix or limit its exposure to floating interest rates to, at a minimum, comply with the terms of its senior secured debt agreements. The Company is a party to LIBOR-based interest rate cap agreements which limit the interest cost to the Company with respect to $500 million of floating rate obligations to 8% plus the Company's borrowing margin until June 1, 1999. At current market rates at June 30, 1997, the fair value of the Company's interest rate cap agreements is $300,000 compared to a carrying value of $6 million. The counterparties to the Company's interest rate cap agreements consist of major financial institutions. While the Company is exposed to credit risk to the extent of nonperformance by these counterparties, management monitors the risk of default by the counterparties and believes that the risk of incurring losses due to nonperformance is remote.

4.   CASH AND CASH EQUIVALENTS

     At December 31, 1996, the Company had $14,916,000 of cash restricted as collateral under the terms of its 1995 Accounts Receivable Facility. At
June 30, 1997, there was no cash restricted under the terms of this Facility.

5.   INVENTORIES

     Inventories consist of:

                                                June 30,    December 31,
                                                  1997          1996
                                                --------    ------------
                                                    (In thousands)

       Raw materials and supplies.............. $ 69,170      $ 70,595
       Finished and partly-finished products...   80,891        80,653
                                                --------      --------
                                                $150,061      $151,248
                                                ========      ========

6.   PROPOSED MERGER WITH JAMES RIVER CORPORATION

     On May 5, 1997, the Company and James River Corporation announced the signing of a definitive merger agreement that will create a worldwide consumer products company which will be named Fort James Corporation. Under the agreement, Fort Howard shareholders will receive 1.375 shares of Fort James common stock for each share of Fort Howard common stock.

     The merger agreement has been approved by the boards of directors of both companies. The transaction is structured to qualify as a tax-free reorganization and will be accounted for as a pooling of interests. The merger, which is expected to be completed at the end of the summer, is conditioned on receiving regulatory clearances in the United States and Europe and requires the approval of the shareholders of both companies.

     On a pro forma basis, the combined operations would have had net sales of approximately $7.7 billion for the year ended December 31, 1996.

7.   CONTINGENCIES

The Company and its subsidiaries are parties to lawsuits and state and federal administrative proceedings incidental to their businesses. Although the final results in such suits and proceedings cannot be predicted with certainty, the Company currently believes that the ultimate resolution of all such lawsuits and proceedings, after taking into account the liabilities accrued with respect to such matters, will not have a material adverse effect on the Company's financial condition or on its results of operations.